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                 FORM OF TAX INDEMNIFICATION AGREEMENT

                  This Tax Indemnification Agreement (this "Agreement"), is entered into this ___ day of ____________, 1996, by and between DELTA FUNDING CORPORATION, a New York corporation
("Delta"), and each of SIDNEY A. MILLER, HUGH I. MILLER, the
SIDNEY A. MILLER GRANTOR RETAINED ANNUITY TRUST and the RONA V.
MILLER GRANTOR RETAINED ANNUITY TRUST ("collectively, the
"Shareholders").


                         W I T N E S S E T H:

                  WHEREAS, Delta was an S corporation within the meaning of Section 1361 of the Internal Revenue Code of 1986, as amended (the "Code"), and the corresponding provisions of state income tax law, for the period July 1, 1985 through the day preceding the date of this Agreement (the "S Period");

                  WHEREAS, immediately prior to the date of this Agreement the Shareholders held all the outstanding shares of capital stock, no par value, of Delta (the "Capital Stock");

                  WHEREAS, as of the date of this Agreement the Shareholders have contributed all of the shares of Capital Stock held by them to Delta Financial Corporation, a Delaware corporation, in exchange for shares of common stock, $.01 par value per share, of Delta Financial Corporation;

                  WHEREAS, Delta will be a C corporation within the meaning of Section 1361 of the Code and the corresponding provisions of state income tax law from the date of this Agreement and thereafter;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

                  1. Representations and Warranties of the Parties. The Shareholders jointly and severally represent and warrant to Delta that:

                  (a) During the S Period, the Shareholders duly and timely filed all tax reports and returns required to be filed by them ("Shareholder Tax Returns").

                  (b) The Shareholders have duly included, or will duly include, in their Shareholder Tax Returns their allocable share of Delta's taxable income from all sources through and including the last business day of the S Period (the "S Corporation Taxable

Income").



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                  (c) There are no audits, inquiries, investigations
or examinations relating to any of the Shareholder Tax Returns pending, and there are no claims which have been asserted relating to any of the Shareholder Tax Returns which if determined adversely would result in the assertion by any entity of the federal government or New York State government of any federal or New York State income tax ("Tax") deficiency against Delta.

                  2.       Indemnifications.   (a)  The Shareholders,
jointly and severally, shall be responsible for and shall indemnify and save and hold harmless Delta against all Tax imposed on Delta resulting from a final determination of an adjustment to the Shareholders' taxable income resulting in a decrease in the Shareholders' S Corporation Taxable Income and a corresponding increase in Delta's taxable income.

                  (b) Delta shall indemnify and save and hold harmless each Shareholder from and against all Tax imposed on such Shareholder resulting from a final determination of an adjustment to Delta's taxable income resulting in a decrease in Delta's taxable income and a corresponding increase in such Shareholder's S Corporation Taxable Income. Further, Delta shall indemnify and hold harmless the Shareholders from and against Tax incurred by such Shareholders resulting from the receipt of any indemnification payments made to such Shareholders pursuant to the foregoing sentence.

                  (c) The Shareholders or Delta, as the case may be, shall make any payment required under this Agreement within thirty
(30) days after receipt of notice from the other party that a payment is due by such party to the appropriate taxing authority.

                  (d) If a Tax audit is commenced with respect to the S Period or any Tax is claimed for which the Shareholders would be required to indemnify Delta, written notice thereof shall be given to the Shareholders as promptly as practicable; provided, however, that the failure to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Shareholders demonstrate actual damage caused by such failure. After such notice, if the Shareholders shall acknowledge in writing to Delta that they are obligated under the terms of their indemnity hereunder in connection with such audit or claim, then the Shareholders shall be entitled, if they so elect, to take control of the defense and investigation of such audit or claim and to employ and engage attorneys of their own choice to handle and defend the same, at the Shareholders' cost, risk and expense provided that the Shareholders and their counsel shall proceed with diligence and in good faith with respect thereto. Delta shall cooperate in all reasonable respects with the Shareholders and such attorneys in the defense and investigation of such audit or claim and any appeal arising

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therefrom, and shall not enter into any agreement with any tax authority with respect to such audit or claim without the prior consent of the Shareholders; provided, however, that Delta may, subject to the Shareholders' control of the defense and investigation of such audit or claim, at its own cost, participate in the defense and investigation of such audit or claim and any appeal arising therefrom.

                  3. Deferred Tax Liability. Notwithstanding the foregoing, the Shareholders shall not be responsible for any portion of any deferred tax liability which may be recorded on the balance sheet of Delta upon termination of the S corporation status.

                  4. Notice. All notices and other communications made in connection with this Agreement shall be in writing and shall be deemed given when delivered personally or sent by facsimile transmission to the numbers indicated below (if physical confirmation of transmission is retained) or on the third succeeding business day after being mailed by registered or certified mail, deposited in the United States mail, postage prepaid, return receipt requested, to the appropriate party at its, his or her address below or at such other address for such party (as shall be specified by written notice when in fact delivered pursuant hereto):

                  If to Delta, at:

                     Hugh I. Miller
                     c/o Delta Funding Corporation
                     1000 Woodbury Road, Suite 200
                     Woodbury, New York 11797
                     Fax: (516) 364-9450

                  If to the Shareholders, at:

                     Hugh I. Miller
                     c/o Delta Funding Corporation
                     1000 Woodbury Road, Suite 200
                     Woodbury, New York 11797
                     Fax: (516) 364-9450



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IN WITNESS WHEREOF, the parties have executed this Agreement in New
York, New York, as of this day of ____ day of ____, 1996.


                                            DELTA FUNDING CORPORATION


                                            By:_________________________________
                                               Name:
                                               Title:


                                            ____________________________________
                                            Sidney A. Miller


                                            ____________________________________
                                            Hugh I. Miller


                                            SIDNEY A. MILLER GRANTOR RETAINED
                                              ANNUITY TRUST


                                            By:_________________________________
                                               Sidney A. Miller, as Trustee


                                            By:_________________________________
                                               Hugh I Miller, as Trustee


                                            RONA V. MILLER GRANTOR RETAINED
                                              ANNUITY TRUST


                                            By:_________________________________
                                               Rona V. Miller, as Trustee


                                            By:_________________________________
                                               Hugh I Miller, as Trustee

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